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As filed with the Securities and Exchange Commission on June 21, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Combined Specialty Group, Inc.
formerly known as Combined Specialty Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-4467304 (IRS Employer Identification No.)
3565 Piedmont Road NE, Suite 3-205, Atlanta, Georgia (Address of Principal Executive Offices)	30305 (Zip Code)

Registrant's telephone number, including area code: (404) 260-5640

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

COMBINED SPECIALTY CORPORATION

INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE INTO FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business

        The information required by this item is contained under the sections "Summary," "Our Business" and "Our Relationship With Aon Corporation After the Distribution" of the information statement. Those sections are incorporated herein by reference.

Item 2. Financial Information

        The information required by this item is contained under the sections "Summary," "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Our Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

        The information required by this item is contained under the section "Our Business—Properties" of the information statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Our Common Stock" of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

        The information required by this item is contained under the sections "Our Management" and "Executive Compensation" of the information statement. Those sections are incorporated herein by reference.

Item 6. Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the information statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

        The information required by this item is contained under the sections "Our Management," "Executive Compensation" and "Our Relationship With Aon Corporation After the Distribution" of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

        The information required by this item is contained under the section "Our Business—Legal Proceedings" of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "The Distribution," "Dividend Policy," "Our Management" and "Description of Our Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

        None.

Item 11. Description of Registrant's Securities to be Registered

        The information required by this item is contained under the sections "Description of Our Capital Stock" and "Certain Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation and By-Laws and of Delaware Law" of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Our Capital Stock-Liability and Indemnification of Officers and Directors" of the information statement. That section is incorporated herein by reference.

Item 13. Financial Statement and Supplementary Data

        The information required by this item is contained under the sections "Summary," "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Our Capital Stock" and "Index to Financial Statements and Schedules" of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15. Financial Statements and Exhibits

  (a)
  Financial Statements

        The information required by this item is contained under the section "Index to Financial Statements and Schedules" beginning on page F-1 of the information statement. That section is incorporated herein by reference.

  (b)
  Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number		Description
3.1	*	Form of Restated Certificate of Incorporation of the Registrant.
3.2	*	Form of By-Laws of the Registrant.
10.1	*	Form of Distribution Agreement to be entered into between the Registrant and Aon Corporation.
10.2	*	Form of Tax Sharing and Disaffiliation Agreement to be entered into between the Registrant and Aon Corporation.
10.3	**	Form of Employee Benefits Agreement to be entered into between the Registrant and Aon Corporation.
10.4	**	Form of Transition Services Agreement to be entered into between the Registrant and Aon Corporation.
10.5	*	Employment Agreement dated as of January 21, 2002 between the Registrant and Dennis B. Reding.
10.6	**	Form of Insurance Administration Agreement to be entered into between the Registrant and Aon Corporation.
21.1	*	Subsidiaries of the Registrant.
99.1		Information Statement.

*
Previously filed.

**
To be filed by amendment.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COMBINED SPECIALTY GROUP, INC.
June 21, 2002	By:
		Name:	Dennis B. Reding
		Title:	Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Description
3.1	*	Form of Restated Certificate of Incorporation of the Registrant.
3.2	*	Form of By-Laws of the Registrant.
10.1	*	Form of Distribution Agreement to be entered into between the Registrant and Aon Corporation.
10.2	*	Form of Tax Sharing and Disaffiliation Agreement to be entered into between the Registrant and Aon Corporation.
10.3	**	Form of Employee Benefits Agreement to be entered into between the Registrant and Aon Corporation.
10.4	**	Form of Transition Services Agreement to be entered into between the Registrant and Aon Corporation.
10.5	*	Employment Agreement dated as of January 21, 2002 between the Registrant and Dennis B. Reding.
10.6	**	Form of Insurance Administration Agreement to be entered into between the Registrant and Aon Corporation.
21.1	*	Subsidiaries of the Registrant.
99.1		Information Statement.

*
Previously filed.

**
To be filed by amendment.

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COMBINED SPECIALTY CORPORATION INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE INTO FORM 10
  Item 1. Business
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Directors and Officers
  Item 13. Financial Statement and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX